                                                                    EXHIBIT 4.6


STATE OF CALIFORNIA                                       PETE WILSON, Governor
===============================================================================
CALIFORNIA STUDENT AID COMMISSION
P.O. BOX 510625
SACRAMENTO, CA 94245-0625                                               [SEAL]


                 AGREEMENT TO GUARANTEE CLAS PROGRAM LOANS MADE
                             BY A COMMERCIAL LENDER

THIS AGREEMENT, entered into between the California Student Aid Commission (hereinafter referred to as "SAC") and

The First National Bank of Chicago as Trustee for the PNC Student Loan Trusts One First National Plaza, Suite 0126, Chicago, Illinois 60670
-----------------------------------------------------------------------------
         (Name of Institution)                        (City and State)

(hereinafter referred to as "Lender")

                                  WITNESSETH:

        WHEREAS, SAC is a state agency with objectives and purposes that are solely educational and charitable;

        WHEREAS, SAC conducts the California Loans to Assist Students Program (hereinafter referred to as "CLAS Program") with loans made by participating lenders to eligible borrowers; and

        WHEREAS, the Lender is desirous of participating in the CLAS Program subject to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration if the initial loan with the Lender makes hereunder, and in further consideration of the mutual covenants hereinafter expressed, SAC and the Lender agree as follows:

        1. As used herein, the following words shall have the meanings respectively indicated:

                Act: The Higher Education Act of 1965 (Public Law 89-329), as amended and in effect, or any successor enactment thereto, and the rules and regulations in effect.

                Approved Notes:  A Promissory Note and Disclosure Statement
                      (CLAS 130) or a Repayment Schedule and Disclosure Statement (CLAS 134) guaranteed by SAC.

                Borrower:  A student or a parent who is the maker of an
                      Approved Note.

                Default:  With respect to an Approved Note, the occurrence of any event which shall constitute a default under the terms of such Note.

                Eligible Educational Institution:  Any institution of post-
                     secondary education which is an "eligible institution" under the Act and is eligible under the CLAS Program.

                Loan Application:  The application for a loan on CLAS 110 to be executed by the borrower, the student, the school, and the Lender.

                Notice of Default:  A notice on CLAS 170 that Approved Note is in default.

                Parent:  A person who (1) is the dependent undergraduate
                     student's mother, father, or legal guardian or adoptive parent,

                     (2) is a national or a permanent resident of the United States or is in the United States for other than a temporary purpose and intends to become a permanent resident thereof,

                     (3) is a resident of California and a parent of a dependent undergraduate student who is enrolled at an eligible educational institution located either in or outside of California,

                     (4) is or is not a resident of California and is the parent of a dependent undergraduate student who is enrolled at an eligible educational institution located in California.

                Procedural handbook:  The manual provided by the SAC for
                     purposes of describing how the CLAS Program is to be administered (CLAS 170).

                Repayment Schedule and Disclosure Statement: A schedule of payments on CLAS 134.

                Student:  A person who (1) is a national or a permanent
                     resident of the United States or is in the United States for other than a temporary purpose and intends to become a permanent resident thereof,

                     (2) is accepted for enrollment or is enrolled and in good standing and making satisfactory progress at the school,

                     (3) is carrying at least one-half the normal full-time academic workload as determined by the school, and

                     (4) is a California resident if enrolled as a graduate, a professional, or an independent undergraduate student at an eligible educational institution located outside of California, or

                     (5) is or is not a California resident if enrolled as a graduate, a professional, or an independent undergraduate student at an eligible educational institution located in California, or

                     (6) is a California Resident if enrolled as a dependent undergraduate student at an eligible educational institution located outside of California unless the parent borrower is a California resident, or

                     (7) is or is not a California resident if enrolled as a dependent undergraduate student at an eligible educational institution located in California providing the parent borrower is a California resident.

        All documents and instruments referred to above shall be in the current form as furnished from time to time and approved by SAC.

        2. Nothing contained in this Agreement shall obligate the Lender to make any particular loan or number of loans under the CLAS Program, but the Lender agrees that it will refinance or extend the maturity of each Approved Note held by it from time to time, in accordance with the terms of such Approved Note and this Agreement.

        3. The Lender agrees that, in respect of all loans made by it under the CLAS Program and all Approved Notes held by it from time to time, it will:

                (a) exercise reasonable care and diligence in the making, servicing and collection thereof,

                (b) comply with all procedures and conditions on its part to be performed as set forth in this Agreement and the Procedural Handbook,

                (c) comply with all Federal and State laws and regulations applicable thereto, including the Federal Consumer Credit Protection Act and regulations thereunder, and

                (d) provide promptly to SAC such information and reports as may from time to time be reasonably requested by SAC.

        4. Upon payment to SAC of any required insurance premium, SAC will guarantee each Promissory Note and Disclosure Statement evidencing a loan made to a student by the Lender pursuant to the CLAS Program provided, however, that SAC shall not be obligated to guarantee any such Note if:

           (a) such guarantee would cause the aggregate amount of unpaid principal and interest of all notes guaranteed by SAC to exceed the maximum dollar amount which may then be supported by its Guarantee Reserve Fund, as required under paragraph 7 hereof, or

           (b) SAC in its sole discretion determines that the procedures and requirements of applicable law and regulations, the Agreement, and the procedural Handbook have not been complied with in respect of such Promissory Note and Disclosure Statement.

        5. SAC will guarantee each Payout Note evidencing the refinancing of any Payout Note or Promissory Note and Disclosure Statement which has been guaranteed by SAC, or guarantee each extension of the maturity date of an Approved Note provided, however, that SAC shall not be obligated to guarantee any such Note or extension if SAC in its sole discretion determines that the refinancing or extension, as the case may be, is not in accordance with the terms of the underlying Approved Note or the procedures and requirements of applicable law and regulations, this Agreement, and the Procedural Handbook.

        6. (a) In the event of a default in respect of any Approved Note, the Lender shall follow the procedure set forth in the Procedural Handbook. SAC does not guarantee payment by the borrower of any delinquency charges imposed for late payment and will not accept a default claim based solely on nonpayment of such charges. Upon receipt from the Lender of a Notice of Default together with the Note (guaranteed by SAC), the Loan Application, and evidence of collection effort satisfactory to SAC, SAC will pay to the Lender the full amount of the unpaid balance of principal and interest due on such Note (other than any portion of such interest payable by the U.S. Department of Education under the Act) provided the Lender has complied in all material respects with the procedures and requirements of applicable law and regulations, this Agreement, and the Procedural Handbook in respect of such Note. SAC shall thereupon succeed to all the rights of the Lender under such Note.

            (b) The liability of SAC as guarantor of any Approved Note in accordance herewith shall not be affected by the fact that the borrower was a minor at the time of his execution of the Note. Upon the death or permanent and total disability of the borrower, the borrower's liability will be discharged by SAC.

            (c) Prior to submitting a default claim, the Lender is obligated to make reasonable collection efforts against the borrower. For a loan made with a co-maker, such collection efforts are required in addition to any collection efforts the Lender may make against the co-maker of the loan.

        7. SAC covenants that it will at all times, so long as the Lender is the holder of an Approved Note, hold and maintain a Guarantee Reserve Fund, represented by cash and marketable securities having a market value of not less than 1% of the aggregate amount of unpaid principal and interest of all Approved Notes covered by Federal reinsurance pursuant to an agreement between SAC and the U.S. Secretary of Education.

        8. (a) No change, other than the extension of the maturity date of a Promissory Note and Disclosure Statement pursuant to paragraph 5 of this Agreement, shall be made in the terms of any Approved Note, except with the prior written consent of SAC. Any such change made without such consent shall have the effect, at the option of SAC, of voiding SAC's guarantee of such Approved Note.

            (b) If the Lender shall violate or fail to comply with any applicable law or governmental regulation in respect of any Approved Note, then the Lender hereby agrees to assume liability for, and does hereby indemnify, protect and keep harmless SAC, its successors, assigns, directors, officers, agents and servants, from and against, any and all liabilities, losses, damages, penalties, claims, actions, expenses and disbursements, including legal fees and expenses, imposed on, incurred by or asserted against them or any of them, in any way relating to or arising out of such violation or failure to comply, regardless of whether SAC shall have purchased such Approved Note from the Lender.

        9. SAC shall furnish to the lender from time to time a certificate as to the names and facsimile signatures of the officers authorized to execute in its name and on its behalf guarantees of Notes under this Agreement, and SAC hereby warrants to the Lender that the authority so certified shall and continue in full force and effect until SAC shall have delivered to the Lender written notice of revocation thereof. No recourse under or upon this Agreement or any Approved Note or Guarantee thereof, or for any claim based thereon or otherwise in thereof, shall be had against incorporator, member, officer or trustee, as such, past, present or future, of SAC or any successor corporation; either directly or through SAC or any successor corporation; it being expressly understood that this Agreement and the guarantees of Approved Notes are solely corporate obligations and that no personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, members, officers, or trustees, as such, of SAC or of any successor corporation, or any of them, because of this Agreement or any Approved Note or guarantee thereof.

        10. Any notice required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given if mailed, first-class postage prepaid, addressed: (1) if to the California Student Aid Commission, P.O. Box 510625, Sacramento CA 94245-0625
            (2) if to the Lender, at the address indicated on page 6, or (3) at such other address of which the party to be notified shall have given notice as aforesaid.

        11. This Agreement may be terminated by either party upon not less than 60 days written notice to the other party. Such terminations shall not affect any obligation incurred pursuant to this Agreement prior to the time that such termination notice becomes effective.

        12. This Agreement shall inure to the benefits of and be binding upon SAC and the Lender and their respective successors and assigns. This Agreement supersedes all existing agreements between the parties with respect to the subject matter hereof. This Agreement shall not be varied by oral agreement, but only by an instrument in writing duly executed by the parties hereto. Any waiver or modification, expressed or implied, by SAC of any term or condition contained in this Agreement shall operate as such only in the specific instance and shall not be construed as a waiver or modification of any such condition generally or in any other instance.

        IN WITNESS THEREOF, The California Student Aid Commission and the Lender have each caused this instrument to be executed the 24th day of March 1997, by their respective duly authorized officers.

The First National Bank of Chicago
as Trustee for the
PNC Student Loan Trusts                             CALIFORNIA STUDENT
----------------------------------                  AID COMMISSION
           Lender


/s/ Jeffrey L. Kinney Assistant Vice President      /s/
----------------------------------------------      --------------------------
    Signature                  Title                   Authorized Signature


One First National Plaza, Suite 0126
Chicago, Illinois 60670
------------------------------------
         Street Address


------------------------------------
   City         State        Zip


LID   833364
TIN   36-4142114
-------------------------------------
Federal Identification Number


--------------------------------------------------------------------------------

                              FEDERAL REINSURANCE

  Loans made pursuant to the Higher Education Act of 1965 and guaranteed by SAC which go into default are reinsured under an agreement with the U.S. Secretary of Education. Under that agreement, 100% of the losses from such defaults will be borne by the U.S. secretary of education through Federal Fiscal Year
1982-83. For federal fiscal year 1983-84 and thereafter, 100% of the losses from such default will be borne by the U.S. Secretary of Education except that:
(a) if, for any Federal Fiscal Year, the amount of such reimbursement payments by the U.S. Secretary of Education exceeds 5% of the loans which are guaranteed by SAC and which were in repayment at the end of the preceding fiscal year, the amount to be paid SAC as reimbursed for such excess shall be equal to 90% of the amount of excess, and (b) if, for any Federal Fiscal Year, the amount of such reimbursement exceeds 9% of such loans, the amount to be paid as reimbursement for such excess shall be equal to 80% of the amount of such excess.
--------------------------------------------------------------------------------

RETURN TWO SIGNED COPIES TO CSAC:               ONE SIGNED COPY WILL BE
                                                RETURNED TO THE LENDER
CALIFORNIA STUDENT AID COMMISSION
LENDER SERVICES BRANCH
P.O. BOX 510625
SACRAMENTO, CA 94245-0625

[LOGO]     CALIFORNIA STUDENT AID COMMISSION

                                         1515 S Street Suite 500, North Building
                                      P.O. Box 510845, Sacramento, CA 94245-0845
                                                                  (916) 445-0880


            AGREEMENT TO GUARANTEE LOANS MADE BY A COMMERCIAL LENDER

THIS AGREEMENT, entered into between the California Student Aid Commission (hereinafter referred to as "SAC") and

The First National Bank of Chicago as Trustee for the PNC Student Loan Trust One First National Plaza, Suite 0126, Chicago, Illinois 60670
----------------------------------------------------------------------------
         (Name of Institution)                        (City and State)

(hereinafter referred to as "Lender")

                                  WITNESSETH:

        WHEREAS, SAC is a state agency with objectives and purposes that are solely educational and charitable;

        WHEREAS, SAC conducts the California Loans to Assist Students Program (hereinafter referred to as "CGSLP") with loans made by participating lenders to eligible students attending eligible educational institutions; and

        WHEREAS, the Lender is desirous of participating in the CGSLP subject to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration if the initial loan with the Lender makes hereunder, and in further consideration of the mutual covenants hereinafter expressed, SAC and the Lender agree as follows:

        1. As used herein, the following words shall have the meanings respectively indicated:

          Act:  The Higher Education Act of 1965 (Public Law 89-329), as
                amended and in effect, or any successor enactment
                thereto, and the rules and regulations in effect.
                                                                        [LETTER-
          Approved Notes:  A Promissory Note and Disclosure Statement    HEAD]
                (CGSLP 130) or A Payout Note and Disclosure statement
                (CGSLP 132), or a Repayment Schedule and Disclosure
                Statement (CGSLP 134) guaranteed by SAC.

          Borrower:  A student who is the maker of an Approved Note.

          Default: With respect to any Approved Note, the occurrence of any event which shall constitute a default under the terms of such Note.

                Eligible Educational Institution:  Any institution of post-
                     secondary education which is an "eligible institution" under the Act and is eligible under the CGSLP.

                Loan Application:  The application for a loan on CGLSP 110 to be executed by the student, the school, and the Lender.

                Notice of Default:  A notice on CGLSP 170 that Approved Note is in default.

                Payout Note:  A Promissory Note on CGSLP 132.

                Procedural Handbook:  The manual provided by the SAC for
                     purposes of describing how the CGSLP is to be administered (CGSLP 170).

                Repayment Schedule and Disclosure Statement: A schedule of payments on CGSLP 134.

                Student:  A person who (1) is a national or a permanent
                     resident of the United States or is in the United States for other than a temporary purpose and intends to become a permanent resident thereof,

                     (2) is accepted for enrollment or is enrolled and in good standing and making satisfactory progress at the school,

                     (3) is carrying at least one-half the normal full-time academic workload as determined by the school, and

                     (4) is a California resident if enrolled as a graduate, a professional, or an independent undergraduate student at an eligible educational institution located outside of California, or

           All documents and instruments referred to above shall be in the current form as furnished from time to time and approved by SAC.

        2. Nothing contained in this Agreement shall obligate the Lender to make any particular loan or number of loans under the CGSLP, but the Lender agrees that it will refinance or extend the maturity of each Approved Note held by it from time to time, in accordance with the terms of such Approved Note and this Agreement.

        3. The Lender agrees that, in respect of all loans made by it under the CGSLP and all Approved Notes held by it from time to time, it will:

                (a) exercise reasonable care and diligence in the making, servicing and collection thereof,

                (b) comply with all procedures and conditions on its part to be performed as set forth in this Agreement and the Procedural Handbook,

                (c) comply with all Federal and State laws and regulations applicable thereto, including the Federal Consumer Credit Protection Act and regulations thereunder, and

                (d) provide promptly to SAC such information and reports as may from time to time be reasonably requested by SAC.

        4. Upon payment to SAC of any required insurance premium, SAC will guarantee each Promissory Note and Disclosure Statement evidencing a loan made to a student by the Lender pursuant to the CGSLP provided, however, that SAC shall not be obligated to guarantee any such Note if:

           (a) such guarantee would cause the aggregate amount of unpaid principal and interest of all notes guaranteed by SAC to exceed the maximum dollar amount which may then be supported by its Guarantee Reserve Fund, as required under paragraph 7 hereof, or

           (b) SAC in its sole discretion determines that the procedures and requirements of applicable law and regulations, the Agreement, and the Procedural Handbook have not been complied with in respect of such Promissory Note and Disclosure Statement.

        5. SAC will guarantee each Payout Note evidencing the refinancing of any Payout Note or Promissory Note and Disclosure Statement which has been guaranteed by SAC, or guarantee each extension of the maturity date of an Approved Note provided, however, that SAC shall not be obligated to guarantee any such Note or extension if SAC in its sole discretion determines that the refinancing or extension, as the case may be, is not in accordance with the terms of the underlying Approved Note or the procedures and requirements of applicable law and regulations, this Agreement, and the Procedural Handbook.

        6. (a) In the event of a default in respect of any Approved Note, the Lender shall follow the procedure set forth in the Procedural Handbook. SAC does not guarantee payment by the borrower of any delinquency charges imposed for late payment and will not accept a default claim based solely on nonpayment of such charges. Upon receipt from the Lender of a Notice of Default together with the Note (guaranteed by SAC), the Loan Application, and evidence of collection effort satisfactory to SAC, SAC will pay to the Lender the full amount of the unpaid balance of principal and interest due on such Note (other than any portion of such interest payable by the U.S. Department of Education under the Act) provided the Lender has complied in all material respects with the procedures and requirements of applicable law and regulations, this Agreement, and the Procedural Handbook in respect of such Note. SAC shall thereupon succeed to all the rights of the Lender under such Note.

            (b) The liability of SAC as guarantor of any Approved Note in accordance herewith shall not be affected by the fact that the borrower was a minor at the time of his execution of the Note. Upon the death or permanent and total disability of the borrower, the borrower's liability will be discharged by SAC.

            (c) Prior to submitting a default claim, the Lender is obligated to make reasonable collection efforts against the borrower. For a loan made with a co-maker, such collection efforts are required in addition to any collection efforts the Lender may make against the co-maker of the loan.

        7. SAC covenants that it will at all times, so long as the Lender is the holder of an Approved Note, hold and maintain a Guarantee Reserve Fund, represented by cash and marketable securities having a market value of not less than 1% of the aggregate amount of unpaid principal and interest of all Approved Notes covered by Federal reinsurance pursuant to an agreement between SAC and the U.S. Secretary of Education.

        8. (a) No change, other than the extension of the maturity date of a Promissory Note and Disclosure Statement pursuant to paragraph 5 of this Agreement, shall be made in the terms of any Approved Note, except with the prior written consent of SAC. Any such change made without such consent shall have the effect, at the option of SAC, of voiding SAC's guarantee of such Approved Note.

           (b) If the Lender shall violate or fail to comply with any applicable law or governmental regulation in respect of any Approved Note, then the Lender hereby agrees to assume liability for, and does hereby indemnify, protect and keep harmless SAC, its successors, assigns, directors, officers, agents and servants, from and against, any and all liabilities, losses, damages, penalties, claims, actions, expenses and disbursements, including legal fees and expenses, imposed on, incurred by or asserted against them or any of them, in any way relating to or arising out of such violation or failure to comply, regardless of whether SAC shall have purchased such Approved Note from the Lender.

        9. SAC shall furnish to the Lender from time to time a certificate as to the names and facsimile signatures of the officers authorized to execute in its name and on its behalf guarantees of Notes under this Agreement, and continue in full force and effect until SAC shall have delivered to the Lender written notice of revocation thereof. No recourse under or upon this Agreement or any Approved Note or Guarantee thereof, shall be had against incorporator, member, officer or trustee, as such, past, present or future, of SAC or any successor corporation; it being expressly understood that this Agreement and the guarantees of Approved Notes are solely corporate obligations and that no personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, members, officers, or trustees, as such, of SAC or of any successor corporation, or any of them, because of this Agreement or any Approved Note or guarantee thereof.

        10. Any notice required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given if mailed, first-class postage prepaid, addressed: (1) if to the California Student Aid Commission, P.O. Box 510625, Sacramento CA 94245-0625
            (2) if to the Lender, at the address indicated on page 6, or (3) at such other address of which the party to be notified shall have given notice as aforesaid.

        11. This Agreement may be terminated by either party upon not less than 60 days written notice to the other party. Such terminations shall not affect any obligation incurred pursuant to this Agreement prior to the time that such termination notice becomes effective.

        12. This Agreement shall inure to the benefits of and be binding upon SAC and the Lender and their respective successors and assigns. This Agreement supersedes all existing agreements between the parties with respect to the subject matter hereof. This Agreement shall not be varied by oral agreement, but only by an instrument in writing duly executed by the parties hereto. Any waiver or modification, expressed or implied, by SAC of any term or condition contained in this Agreement shall operate as such only in the specific instance and shall not be construed as a waiver or modification of any such condition generally or in any other instance.

        IN WITNESS THEREOF, The California Student Aid Commission and the Lender have each caused this instrument to be executed the 24th day of March 1997, by their respective duly authorized officers.

The First National Bank of Chicago
as Trustee for the
PNC Student Loan Trusts                 CALIFORNIA STUDENT AID COMMISSION
----------------------------------
           Lender


/s/ JEFFREY L. KINNEY  Assistant Vice President   /s/
-----------------------------------------------   -------------------------
    Signature                  Title                Authorized Signature


One First National Plaza, Suite 0126
Chicago, Illinois 60670
------------------------------------
         Street Address


------------------------------------
   City         State        Zip


LID   833364
TIN   36-4142114
-----------------------------
Federal Identification Number


--------------------------------------------------------------------------------

                              FEDERAL REINSURANCE

  Loans made pursuant to the Higher Education Act of 1965 and guaranteed by SAC which go into default are reinsured under an agreement with the U.S. Secretary of Education. Under that agreement, 100% of the losses from such defaults will be borne by the U.S. Secretary of Education through Federal Fiscal Year
1982-83. For federal fiscal year 1983-84 and thereafter, 100% of the losses from such default will be borne by the U.S. Secretary of Education except that:
(a) if, for any Federal Fiscal Year, the amount of such reimbursement payments by the U.S. Secretary of Education exceeds 5% of the loans which are guaranteed by SAC and which were in repayment at the end of the preceding fiscal year, the amount to be paid SAC as reimbursed for such excess shall be equal to 90% of the amount of excess, and (b) if, for any Federal Fiscal Year, the amount of such reimbursement exceeds 9% of such loans, the amount to be paid as reimbursement for such excess shall be equal to 80% of the amount of such excess.
--------------------------------------------------------------------------------

RETURN TWO SIGNED COPIES TO CSAC:               ONE SIGNED COPY WILL BE
                                                RETURNED TO THE LENDER
CALIFORNIA STUDENT AID COMMISSION
LENDER SERVICES BRANCH
P.O. BOX 510625
SACRAMENTO, CA 94245-0625


CGSLP 820 (12/81)